Exhibit 107
Calculation of Filing Fee Tables
424(b)(3)
(Form Type)
Immunovant, Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation	Amount to be registered (1)	Proposed maximum offering price per Unit (2)	Maximum aggregate offering price	Fee Rate	Amount of registration fee (3)

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(r)	5,654,990	$23.65	$133,740,513.50	0.00015310	$20,475.68

Fees Previously Paid	0	0	0	0	0	0	0	0

	Total Offering Amounts					$133,740,513.50		$20,475.68

	Total Fees Previously Paid							$0

	Total Fee Offsets							$20,475.68

	Net Fee Due							$0 (3)
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Immunovant, Inc.	Form S-3	333-251865	January 4, 2021		$54,870.15	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(3)	$455,950,066.00

Fee Offset Sources	Immunovant, Inc.	Form S-3	333-251865		January 4, 2021						$54,870.15 (3)

(1)
Represents shares offered by the selling stockholders identified in this prospectus supplement. Includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock on the Nasdaq Global Select Market on January 22, 2025.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant filed the Registration Statement on Form
S-3ASR
(File
No. 333-275419)
(the “Current Registration Statement”), which was filed and became automatically effective on November 9, 2023. The Current Registration Statement initially included $455,950,066.00 of unsold shares of common stock, par value $0.0001 per share (the “Unsold Securities”) that had previously been registered under the Registrant’s Registration Statement on Form
S-3
(File
No. 333-251865),
which was declared effective on January 14, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the Registrant carried forward to the Current Registration Statement the Unsold Securities that were previously registered under the Prior Registration Statement, and the filing fees of approximately $54,870.15 previously paid in connection with the Unsold Securities continued to be applied to the Unsold Securities that were carried forward to the Current Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement was deemed terminated as of November 9, 2023. Of the $54,870.15 in unused filing fees from the Prior Registration Statement, $22,140.00 were used under the Current Registration Statement in connection with the offering of $150,000,000.00 of shares of the Registrant’s common stock that may be sold in
“at-the-market”
offerings, as defined in Rule 415, pursuant to a sales agreement prospectus dated November 9, 2023. As such, pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $32,730.15 is available as of the date of this prospectus supplement. Of such fee credit, $20,475.68 is being used to offset the registration fee in connection herewith.